EXHIBIT 10.19.2

ALLIANT TECHSYSTEMS INC.

SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

Updated as of January 13, 2009

SCHEDULE 1

SERP

A.	Executive Officers (as defined under the Securities Exchange Act of 1934)

John Shroyer

Blake Larson